                                 HOST AGREEMENT


                  HOST AGREEMENT, dated as of March 1, 2000 (as from time to time amended and in effect, this "Agreement"), by and between PTN MEDIA INC., a Delaware corporation ( "Company"), and DOWNTOWN JULIE BROWN INC., a Delaware corporation ("DTJBI").

                  WHEREAS, Downtown Julie Brown Inc. has the exclusive right to provide the talent services of Julie Brown ("Brown") in connection with the radio industry; and

                  WHEREAS, the Company desires to enter into this Agreement with DTJBI in order to retain the services of Brown to host the Program (as such term is hereinafter defined) on behalf of the Company, upon the terms and provisions, and subject to the conditions, set forth in this Agreement, and

                  WHEREAS, DTJBI desires to accept the offer of the Company to provide the services of BROWN as the host of the Program for the Company, upon such terms and provisions, and subject to such conditions.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises of the parties contained herein, the parties intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1

                                  HOST SERVICES

         1.1      Services of Brown.

                  (a) The Company hereby retains DTJBI to provide the talent services of Brown to serve as the host of the Program and DTJBI hereby agrees that during the Term (as hereinafter defined) it shall provide the talent services of Brown to host the Program on behalf of the Company all upon the terms and provisions set forth in this Agreement.

                  (b) During the Term, DTJBI shall cause Brown to host individually or with one other host a radio program having the format of a weekly long-form feature, of approximately two hours in length. The name of the Program is to be determined. The Program will be live and distributed via satellite or such other medium as is determined by the Company. The program will air every Saturday from 5:00 pm to 7:00 pm pacific standard time.

                  (c) The Company shall have final authority as to all production and programming decisions for the Program and related matters.

                  (d) As part of the talent services of Brown in respect of the Program, at the request of the Company, DTJBI shall cause Brown to record a reasonable number of customized liners for affiliates of the Program, commercial voice-overs and such other similar customary promotional announcements solely to promote the program as may be reasonably requested by the Company subject to Pargraph 1.3, and subject to artist's reasonable approval.


                  (e) DTJBI for itself, and on behalf of Brown, hereby acknowledges and agrees that the Program is being produced by the Company and the Company shall be the owner of the Program, including, without limitation, the copyright, trademark, tradename and all other intellectual property relating to and associated with the Program. The Company shall have the sole right to distribute and syndicate the Program for radio and Internet broadcast in the worldwide.

         1.2 Place of Performance. The Program shall be broadcast from a mutually acceptable studio location within thirty (30) miles of the City of Los Angeles, California.

         1.3 Time Devoted to Employment. DTJBI shall cause Brown to devote such portion of Brown's business time as may be necessary for Brown to properly provide first-class talent services to the Company hereunder. A show will consist of a four (4) hour day beginning with Brown's arrival at the recording studio at 4:00 pm on Saturday, subject to advance notice and artist's availability. Subject to the foregoing and to Section 7.2 hereof, nothing herein shall preclude Brown from engaging in various other business and non-business activities of her choosing. The approximate start date is on or before May 15, 2000.

         1.4 Name and Likeness. During the Term of this Agreement DTJBI shall cause Brown to grant to the Company the exclusive right to use, license and exploit (commercially or otherwise and in all media) Brown's name, voice and approved sobriquet, and her approved biography, approved picture, approved portrait, approved caricature and approved likeness for information purposes solely in connection with advertising and promoting the Program and/or the programing engaged in by the Company or any of its affiliates, without any compensation being payable to DTJBI. The rights granted pursuant to this Section
1.4 shall not, without DTJBI's prior written consent, include the use of Brown's name, voice or likeness for general commercial purposes, such as the advertising or promotion of any product or service by way of endorsement or otherwise.

         1.5 Promotional Activities. DTJBI shall cause Brown to attend one (1) radio convention that may include meetings with sponsors at the convention on the day of Brown's appearance of the Program in Los Angeles in either June, July or August 2000. Compensation for any other promotional engagements and travel expenses in the twelve (12) month period during the Term, as the Company may reasonably request, will be subject to good faith negoitations. No other travel on behalf of the Company will be required by DTJBI under this agreement.

         1.6 Union Obligations. During the Term of this Agreement, if required by applicable law, DTJBI shall cause Brown to be responsible for maintaining her status as a member in good standing of all labor unions (AFTRA) and guilds for which membership may be required in connection with the performance of her services and duties hereunder (including, without limitation, the payment of all dues and other amounts).

         1.7 Public Morals. DTJBI shall cause Brown to at all times perform her host and talent services with due regard to public morals and conventions. If at any time Brown is convicted of a felony under applicable law, or shall bring Brown into substantial and widespread public dispute, contempt, scandal or ridicule which in the reasonable judgment of the Company will have a material adverse effect on the distribution of the Program or the sale of advertising time in the Program, DTJBI shall immediately notify the Company thereof and the Company shall have the right, upon five (5) business days written notice to DTJBI, to terminate this Agreement. Company agrees to immediately pay all earned but unpaid compensation in the event of a termination for morals.

         1.8 FCC Rules. DTJBI understands that it is a violation of Federal law to accept or agree to accept anything of value, other than DTJBI's compensation as provided for herein, for promoting any product, service or venture in or associated with the Program. Accordingly, DTJBI agrees for the benefit of the Company, that neither DTJBI nor Brown shall violate any laws, rules or regulations from time to time proscribed by or under the regulation of the Federal Communications Commission, and if approached or otherwise contacted by a third party to violate any such laws, rules or regulations, DTJBI or Brown, as the case may be, shall promptly notify the Company's of any such occurrence.

                                    ARTICLE 2

                            OBLIGATIONS OF PTN MEDIA

         2.1      Production of the Program.

                  (a) The Company shall be responsible for producing the Program and paying for all costs and expenses incurred in connection with the production of the Program, other than providing the host services of Brown. The Program shall be of a first-class quality consistent with the quality of the other programming produced by the Company.

                  (b) In furtherance of the Company's obligations with respect to the production of the Program by the Company, the Company shall provide a studio for the recording of the Program at a mutually acceptable location.

         2.2 Distribution. The Company shall be responsible for the cost of distributing the Program on compact disc, or another medium, to affiliate radio stations on a daily basis.

         2.3 Affiliate Relations. The Company shall be responsible for, and shall use its best efforts, consistent with industry practices, in connection with providing affiliate relations services for the Program including, entering into affiliation agreements with radio stations for such radio stations to carry the Program, maintaining ongoing contact and communication with affiliates of the Program, furnishing affiliates with affidavits of performance relating to Advertisements (as such term is hereinafter defined) and collecting such affidavits of performance from affiliates.

         2.4      Sales.

                  (a) The Company shall be responsible for, and shall use its best efforts, consistent with industry practices, in connection with the sale of all national advertising time to be inserted during the broadcast of the Program (the "Advertisements"), and no other person or entity shall have any right to sell. In furtherance of the sales services to be performed by the Company hereunder, the Company shall, during the Term of this Agreement, (i) engage in customary sales promotion activities relating to the Program in order to facilitate the sale of the Advertisements; and (ii) negotiate and enter into agreements with, and pay commissions to, all advertising agencies with respect to the sale of the Advertisements.

         2.5 Indemnity. PTN agrees to include DTJBI Inc. and Julie Brown as additional insured on its errors and omissions and general liability insurance policy and require that the insurer not terminate or materially modify such policy without written notice to DTJBI at least thirty (30) days in advance thereof. Company agrees to protect, indemnify, and hold harmless DTJBI and Julie Brown from and against any and all expenses, damages,claims, suits, actions, and costs arising out of, or in any way connected with, any claim or action without limitation related to Company's programming, advertising/promotion thereof, with DTJBI, any infringement of trademarks, rights, copyrights, personal or proprietary rights of any third party

                                    ARTICLE 3

                                  TERM; GENERAL

         3.1 Term of Employment. The period of the engagement of DTJBI by the Company hereunder shall commence as of the date hereof, and, subject to earlier termination, in accordance with Article 5 hereof, shall end on the date that is one (1) year from the date of the first performance of Artist. first airing of the Program (the "Initial Term").

         3.2 Extension of Term. The Initial Term of this Agreement shall be automatically extended for an additional one (1) year period, commencing on the anniversary date of the expiration of the Initial Term, unless ninety (45) days prior to such anniversary date, in the applicable year, either DTJBI or the Company furnishes the other with written notice that it does not intend to have the Term of the Agreement so extended as provided in this Section 3.2. For purposes hereof, the term "Term" shall refer to the Initial Term and all extensions thereof in accordance with this Section 3.2. Compensation in an amount to be negotiated in good faith by DTJBI and Company with the minimum increase being ten percent by of the amount paid in Section 4.1 upon extension of Term. If the term is extended, then DTJBI is pay or play for Year 2 as described herein.


                                    ARTICLE 4

                                  COMPENSATION

         4.1 Compensation. as the host of the Program, the Company shall pay to Brown the guaranteed sum of One Hundred Thousand Dollars ($100,000) plus the agreed agency commission of ten percent (10%) on all sums payable to DTJBI, payable as a monthly fee of eight thousand three hundred and thirty-three dollars ($8,333.33) Said fee shall be paid on the first business day of each month prior to each performance by Brown and held in the client trust account of Independent Management Group, pursuant to mutually agreed upon payment instructions upon satisfactory completion of the performance.

         4.2 PTN Media Common Stock. Upon signature, and within 30 days, Brown shall also receive 10,000 shares of PTN Media common stock that are freely tradable, registered and diluted in same proportion as any others who have received same stock.

                                    ARTICLE 5

                                   TERMINATION

         5.1 Disability. If as a result of the incapacity of Brown due to physical or mental illness Brown shall fail to provide her talent services to DTJBI for purposes of hosting the Program for twenty (20) consecutive days, this Agreement may be terminated by the Company upon written notice to DTJBI. The Company agrees to pay any earned but unpaid compensation in the event of termination for disability.

         5.2 Death. In the event of Brown's death, this Agreement shall automatically terminate as of the date of her death without any notice or other action being required by the Company.

         5.3 Good Reason. For purposes hereof, the term "Termination for Good Reason" shall mean termination based upon (a) the continued failure of Brown to provide her talent services to the Company for purposes of hosting the Program, which failure shall have continued for at least ten (10) business days after receipt by DTJBI of written notice from the Company; (b) Brown's conviction of, guilty plea or plea of nolo contendere concerning any felony which in the reasonable opinion of the Company is reasonably likely to have an adverse impact on the reputation of Brown, or is reasonably likely to have an adverse effect on the ratings of, or sale of advertising time in, the Program; (c) the inability of Brown to perform Brown's talent services due to any medically confirmed addiction to alcohol or controlled substances, other than medication legally prescribed and administered by a duly licensed physician; (e) acts by Brown of moral turpitude which are known to the public and which in the reasonable opinion of the Company are reasonably likely to have a material adverse impact on the distribution of the Program or sale of Advertisements in the Program; (f) the determination that any of the representations or warranties made by DTJBI herein were materially false or misleading as of the time made. If in a termination event Good Reason should occur, the Company shall have the right to terminate this Agreement within thirty (30) days if the default is not cured within thirty (30) days after receipt of written notice of default by DTJBI; or
(g) upon not less than thirty (30) days prior written notice to DTJBI after the Company in good faith reasonably determines that based upon the sales of the Advertisements, it is not economically feasible to continue to produce and distribute the Program.

         5.4 Other Company can not use the name, voice or likeness of Artist after any termination or expiration of this Agreement.

                                    ARTICLE 6

                         NON-COMPETITION; NON-DISCLOSURE

         6.1      Non-competition

                  (a) During the Term of this Agreement, DTJBI shall not and it shall cause Brown not to serve as the host of any radio programming having the same format and/or topic of the Program. Notwithstanding the foregoing, Brown shall not be deemed to be engaging directly or indirectly in any business or activity in contravention of this Section 5.1(a) by virtue of Brown's ownership of less than a 5% interest in the securities of a publicly traded corporation.

                  (b) Nothing in Section 5.1(a) hereof shall in any way limit or restrict Brown from serving as talent in connection with the production of radio commercials for third parties, guest television appearances, films and any other endeavor.

                  (c) During the Term of this Agreement and for the one (1) year period thereafter DTJBI shall not and it shall cause Brown not to, directly or indirectly, induce or attempt to induce any customers, affiliates, officers, employees of the Company or other parties doing business with the Company (including, without limitation, advertisers in the Program) to terminate their relationship with the Company.

         6.2 Non-Disclosure; etc. DTJBI agrees that it shall cause Brown to keep secret and retain in confidence, and not at any time or for any reason, directly or indirectly (including, but not limited to, acting by, through or with any subsidiary, affiliate, or any other person, firm, corporation, joint venture or agent) use, publish or disclose, any non-public and confidential information relating to the business of the Company or any of its affiliates, which Brown now has or hereafter may acquire during the Term, except (i) as required by applicable law or subpoena; (ii) to the extent such information has been disclosed to Brown or by a thirty party (other than a third party who has a duty not to disclose such information and violates such duty) or is otherwise publicly available; or (iii) in connection with the enforcement of this Agreement. For purposes of this Agreement, non-public and confidential information shall include, without limitation, customer lists, marketing plans and strategies, market studies and data, pricing policies and lists, cost data and information, production procedures, sources of talent, the terms of contracts or agreements, affiliate lists and information and any other information or data which is not public and of a confidential nature, relating to the business, affairs or operations of the Company which is required to be maintained as such for the continued success of the business of the Company.

         6.3 Equitable Relief. Brown agrees that a breach or threatened breach by DTJBI or Brown of any provision contained of this Article 5 will cause such damage to the Company as may be irreparable and for which monetary damages would not likely provide an adequate remedy, and for that reason DTJBI agrees that the Company shall be entitled (without being required to post a bond or other security or being required to prove actual damages), to seek an injunction from any court of competent jurisdiction restraining any such breach or threatened breach of such provisions. Such right to injunctive remedies shall be in addition to and cumulative with any other rights and remedies the Company may have pursuant to this Agreement or pursuant to applicable law or by statute, including, without limitation, the recovery of monetary damages. Brown acknowledges and agrees that the provisions, covenants and restrictions in this
Article 5 are reasonable in scope as to both area and time are necessary to protect the legitimate interests of the Company and the goodwill included in the business of the Company except as otherwise provided in these articles except as otherwise provided herein. The obligations of Brown pursuant to this Article 7 shall survive the termination and/or the expiration of this Agreement.

                                    ARTICLE 7

                                 OTHER COVENANTS

         7.1 Work For Hire. Brown expressly agrees that all of the services to the Company in connection with this Agreement are being rendered as a specially ordered or commissioned work and that the Company shall be the author and copyright proprietor of all the material written by or created in connection with the Program and the owner of all intellectual property rights therein, with the exception of pre-existing slogans, sayings and 'stchitch' of Artist, and of all the results and proceeds of Brown's talent services in connection with this Agreement and the Program, and all intellectual property rights in and to the Program and any such written material, and the results and proceeds of such services shall constitute a "work made for hire". Subject to the last two sentences of Section 1.1(e) hereof, the Company shall own in perpetuity all rights of whatever kind and character. Upon the Company's written request, Brown, to execute, verify and deliver to the Company all documents and instruments consistent herewith which the Company may from time to time deem necessary or desirable to evidence, establish, maintain, protect, enforce or defend its rights under this Article 8. If Brown shall fail to execute, verify or deliver to the Company any agreement, assignment, quitclaim or other document or instrument required by the Company pursuant to this Section 6.1 within seven
(7) business days after the Company sends written notice of such request, then the Company is hereby appointed the agent and attorney-in-fact (which appointment shall be deemed irrevocable and coupled with an interest) with full power of substitution and delegation and the full right, power and authority to execute, verify and deliver the same in the name of and on behalf of Brown, as applicable. The obligations of Brown pursuant to this Section 6.1 shall survive the termination and/or the expiration of this Agreement.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

         8.1 Representations and Warranties of DTJBI. As a material condition to all of the Company's obligations hereunder, DTJBI hereby represents and warrants to, and agrees with the Company as follows:

                  (a) DTJBI is free to enter into this Agreement and neither DTJBI or Brown is subject to any obligation or restriction (including, without limitation, any contract, covenant or commitment not to compete) or any disability which could reasonably be expected to prevent or interfere with the performance by DTJBI of any of its duties or obligations pursuant to this Agreement or Brown providing her talent services in respect as the host of the Programs; Brown will not make or enter into any agreement, commitment, grant or assignment nor will Brown do, or omit to do, any act or thing which does interfere or could reasonably be expect to interfere with or impair the complete enjoyment of the rights granted to the Company and the services to be rendered to the Company pursuant to this Agreement.

                  (b) Any and all editorial materials created by DTJBI or Brown as being original and which are delivered to the Company pursuant to this Agreement, and all parts thereof, shall to the best of DTJBI's knowledge be wholly original and shall not be copied in whole or in part from any other work or materials other than material already in the public domain and shall not constitute a libel or slander of, or any unfair competition against, or infringe upon or violate the copyright, common law rights, rights of privacy or publicity, or any other rights of any person, firm, corporation or other entity. DTJBI and Brown shall defend, indemnify and hold the Company, its licensees, distributors, affiliates, and any sponsor and advertising agency involved in any of the Company's programming, and their respective members shareholders, directors, officers, managers, agents, employees, successors, licensees and assigns (including, without limitation, those of the Company), harmless from and against any and all liability, loss, damage, costs, charges, claims, actions, causes of action, recoveries, judgments, penalties and expenses, including, without limitation, legal fees and costs, arising out of a breach and/or violation of this Section 9.1(b). The obligations of DTJBI pursuant to this
Section 9.1(b) shall survive termination and/or the expiration of this Agreement.

Company agrees shall defend, indemnify and hold Artist harmless from and against any and all liability, loss, damage, costs, charges, claims, actions, causes of action, recoveries, judgments, penalties and expenses, including, without limitation, legal fees and costs, arising out of a breach and/or violation of this Agreement. The obligations of Company pursuant to this Agreement shall survive termination and/or the expiration of this Agreement. Company shall also name Artist as additionally insured on an errors & omissions insurance policy and general liability insurance policy.

         8.2 Exclusive Services of Brown. DTJBI hereby represents and warrants to the Company and covenants for the benefit of the Company that throughout the Term of this Agreement, DTJBI shall have the exclusive right to furnish the talent services of Brown to the Company to act as host of the Program as contemplated by this Agreement. DTJBI and Brown hereby acknowledges and agrees that the Company is relying on this representation and warranty and covenant in entering into this Agreement and it is material inducement to the Company to agree to the terms and provisions of this Agreement.

         8.3 Mutual Representations and Warranties. Each of the Company and DTJBI hereby represents and warrants to the other as follows: (a) has the corporate power and authority to execute, deliver and perform this Agreement;
(b) no consent from, or notice to any third party is required in connection with its or her, as applicable; execution, delivery or performance of this Agreement; and (c) this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms.


                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Successors and Assigns; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns (including any successor to the Company by merger, consolidation or a similar transaction) and the successors and permitted DTJBI and Brown.

         9.2 Governing Law; Consent to Jurisdiction, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAWS. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED WITHOUT REGARD TO ANY RULE WHICH MIGHT REQUIRE IT TO BE INTERPRETED OR CONSTRUED WITH A PRESUMPTION AGAINST THE PARTY WHICH CAUSED THIS AGREEMENT TO BE DRAFTED. EACH OF THE COMPANY AND BROWN HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE COURTS OF THE STATE OF NEW YORK, LOCATED IN NEW YORK COUNTY WITH RESPECT TO ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO HAVE A TRIAL BY JURY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. EACH OF THE COMPANY AND BROWN HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION THAT THE COMPANY OR BROWN, AS THE CASE MAY BE, MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT EITHER OF THEM MAY HAVE THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND HAVE ANY IMMUNITY FROM JURISDICTION TO WHICH THE COMPANY OR DTJBI OR BROWN MIGHT OTHERWISE BE ENTITLED IN ANY SUCH ACTION, SUIT OR PROCEEDING. THE COMPANY AND BROWN AGREE THAT FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COUNT SHALL BE CONCLUSIVE AND BINDING UPON SUCH PARTY AND MAY BE ENFORCED IN ANY COURT IN WHICH SUCH PARTY IS SUBJECT TO JURISDICTION BY A SUIT UPON SUCH JUDGMENT.

         9.3 Enforcement and Reformation. Since it is the intent, agreement and desire of the parties that the terms and provisions of this Agreement be enforced to the fullest extent possible under the laws and public policies applied in each jurisdiction in which enforcement of this Agreement may be sought, should any particular term or provision of this Agreement be deemed invalid, illegal or unenforceable to any extent, but may be made valid, legal and enforceable by a limitation thereon or modification thereto, each party agrees that this Agreement shall be reformed and amended so that the same shall be valid, legal and enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

         9.4 Amendment and Modification. This Agreement may not be amended, changed, modified or supplemented, except by an instrument in writing duly executed by each of the parties hereto.

         9.5 Waiver. Except as otherwise provided in this Agreement, any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party hereto only by a written instrument duly executed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with any such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of such obligation, covenant, agreement or condition.

         9.6 Notices. All notices or other communications hereunder shall be in writing and shall be delivered personally or by confirmed facsimile transmission, or if mailed by registered or certified mail (return receipt requested), postage prepaid, in each case effective upon receipt by the intended recipient thereof at the following address and or facsimile number, as applicable, or at such other address or facsimile number, as applicable, as a party shall specify by like notice:

If to the Company, to:                           with a copy to:

PTN MEDIA INC.                                   Hank Gracin
2750 South State Street                          Lehman and Eilen
Ann Arbor, Michigan  48104                       50 Charles Lindbergh Blvd.
Fax No.:  (734)-327-0577                         Uniondale, New York 10022
Attention:  Peter Klamka
            Chief Executive Officer

If to DTJBI:                                     With a copy to:

Steven Jensen                                    Stephen Breimer
Independent Management Group                     150 S. Rodeo Dr., 3rd Floor
6380 Wilshire Blvd. Suite 1010                   Beverly Hills, California 90212
Los Angeles, California  90048                   Facsimile: 310-859-2788
Facsimile: 323-+951-9398


All notices hereunder shall be effective upon receipt by the intended recipient.

         9.7 Relationship between Brown and the Company. The relationship between Brown and the Company pursuant to this Agreement is between two independent contracting parties and does not establish an employee-employer relationship. Nothing herein shall constitute the Company as a fiduciary of DTJBI.

         9.8 Garnishments, etc. If the Company is directed, by virtue of service of any garnishment, levy, execution or judicial order, to apply any amounts payable under this Agreement to DTJBI to any person, firm, corporation or other entity, or a judicial or governmental officer, the Company shall notify DTJBI of that fact and the Company shall have the right to pay any required amounts in accordance with any such directions, and payment in accordance therewith shall fully discharge the obligations of the Company to DTJBI to the extent of such payments with copies of all such notices to DTJBI.

         9.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement and understanding of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         9.10 Advise of Counsel. Each of the parties to this Agreement acknowledges that such party is entering into this Agreement willingly and that such party has had the opportunity to be advised by legal counsel of its/her choice regarding this Agreement and the implications of entering into this Agreement.

         9.11 Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile signature), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         9.12 Time of the Essence. The time for the performance of the talent services of Brown hereunder are of the essence.

         9.13 Entire Agreement. This Agreement, embodies and constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings with respect to such subject matter, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings (whether written or oral), if any, between the parties with respect to the subject matter hereof all of which are merged herein.

                  IN WITNESS WHEREOF, the Company and DTJBI have executed this Agreement as of the date first above written.

                                      PTN MEDIA INC.


                                      By: /s/ Peter Klamka
                                         --------------------------------------
                                         Name:   Peter Klamka
                                         Title:  President


                                      Downtown Julie Brown, Inc.


                                      By:  /s/ Julie Brown
                                         --------------------------------------
                                         Name:   Julie Brown
                                         Title:  President




The undersigned, Julie Brown, hereby unconditionally and irrevocably guarantees the performance of all of DTJBI's obligations under the foregoing Agreement as a joint and several primary co-obligor. The undersigned acknowledges and understands that the Company is relying on this Guaranty in entering into the Agreement. The Company may pursue its rights and remedies under this Guaranty concurrently with pursuing its rights and remedies under the Agreement against DTJBI or any other person or entity.




                                       /s/ Julie Brown
                                       --------------------------------------
                                       Julie Brown